Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Focus Enhancements, Inc. of our report dated March 6, 2002, (which expresses an unqualified opinion and includes an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of Focus Enhancements, Inc. for the year ended December 31, 2001:

         Registration Statement No. 333-55178 on Form SB-2
         Registration Statement No. 333-57762 on Form S-8
         Registration Statement No. 333-33243 on Form S-8


DELOITTE & TOUCHE, LLP


San Jose, California
March 26, 2002